UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2007

Allied Waste Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14705	88-0228636
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18500 North Allied Way, Phoenix, Arizona		85054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 627-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Contact: James P. Zeumer
Senior Vice President, Public Affairs
Communications and Investor Relations
480-627-2785

FOR IMMEDIATE RELEASE

ALLIED WASTE NORTH AMERICA PRICES TENDER OFFER FOR ANY AND ALL OF ITS 8.5% SENIOR NOTES DUE 2008

Phoenix, AZ - March 9, 2007 - Allied Waste Industries, Inc. ("Allied") (NYSE: AW) today announced the pricing terms of the previously announced offer to purchase for cash (the "Offer"), by its wholly-owned subsidiary Allied Waste North America, Inc. ("AWNA"), any and all of AWNA's outstanding 8.5% Senior Notes due 2008, CUSIP No. 01958X AV9 (the "Notes"), on the terms of and subject to the conditions in its Offer to Purchase and Consent Solicitation Statement, dated February 26, 2007 (the "Statement").

The total consideration for each $1,000 principal amount of the Notes (the "Total Consideration"), which will be payable in respect of the Notes that are accepted for payment and that were validly tendered on or prior to 5:00 p.m., New York City time, on March 9, 2007 (the "Consent Date"), will be $1,053.04 per $1,000 principal amount of the Notes. The Total Consideration consists of the Offer Consideration (as defined below), plus a $12.50 consent payment (the "Consent Payment"). The "Offer Consideration" was determined as of 2:00 p.m., New York City time, today, and is equal to, for each $1,000 principal amount of Notes, (i) the present value of $1,000 discounted to March 12, 2007 (the "Early Settlement Date") from December 1, 2008, the stated maturity date of the Notes (the "Maturity Date"), plus the present value on the Early Settlement Date of all interest that would have accrued and been payable on the Notes from the most recent interest payment date until the Maturity Date, in each case determined on the basis of a yield to the Maturity Date equal to the sum of (x) the bid-side yield of the 4.625% U.S. Treasury Note due November 30, 2008, which was 4.726% as of 2:00 p.m., New York City time, today, plus (y) a fixed spread of 50 basis points, minus (ii) accrued and unpaid interest on the Notes to, but not including, the Early Settlement Date, and minus (iii) the Consent Payment.

The scheduled payment date for the Notes tendered on or prior to the Consent Date will be March 12, 2007, the Early Settlement Date, subject to the terms of and conditions in the Statement. In addition to the Total Consideration, such tendering holders will receive accrued and unpaid interest up to, but not including, the Early Settlement Date, in the amount of $23.85 for each $1,000 principal amount of Notes validly tendered and not withdrawn prior to the Consent Date pursuant to the Offer.

The Offer is scheduled to expire at 11:59 p.m., New York City time, on March 23, 2007, unless extended (the "Expiration Date"). Holders who validly tender their Notes after the Consent Date and on or prior to the Expiration Date will receive the Offer Consideration, but not the Consent Payment. Payments for Notes tendered after the Consent Date but prior to the Expiration Date will be made promptly after the Expiration Date.

Allied and AWNA have received the requisite consents to certain proposed amendments to eliminate substantially all of the restrictive covenants in the indenture governing the Notes and certain other provisions. Upon the satisfaction or waiver of the remaining conditions set forth in the Statement, including the sale of $750.0 million in aggregate principal amount of AWNA's 6 7/8% Senior Notes due 2017, AWNA intends to accept the Notes for purchase and payment pursuant to the tender offer and consent solicitation and execute the supplemental indenture effecting the amendments to the indenture.

None of the representatives or employees of Allied Waste, the Dealer Managers or the Information Agent makes any recommendations as to whether or not holders should tender their 8.5% Notes pursuant to the tender offer and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to tender 8.5% Notes and, if so, as to the principal amount of such 8.5% Notes to tender.

The tender offer and consent solicitation is being made solely by the offer to purchase and consent solicitation statement, dated February 26, 2007. This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 8.5% Notes.

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to any Notes. The full terms of the tender offer and the consent solicitation are set forth in the Statement and in the related consent and letter of transmittal.

Citigroup Corporate and Investment Banking and UBS Investment Bank will each act as Dealer Manager for the Tender Offer and Solicitation Agent for the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation may be directed to either Citigroup Corporate and Investment Banking at (800) 558-3745 or UBS Investment Bank at (888) 722-9555 x4210.

Requests for documents may be directed to D.F. King & Co., Inc., the Information Agent at (800) 848-2998 or 212-269-5550.

About Allied Waste Industries

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of December 31, 2006, the Company operated a network of 304 collection companies, 161 transfer stations, 168 active landfills and 57 recycling facilities in 37 states and Puerto Rico.

Safe Harbor for Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects", "intends", "plans", "projects", "believes", "outlook", "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward looking statements in this press release include, among others, statements regarding the issuance of the senior notes and the use of proceeds thereof.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in the Company's cash flow could impair our ability to service and reduce our debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to our variable interest rate debt and possible mark to market changes on certain interest rate hedges; (6) divestitures by us may not raise funds exceeding financing needed for future acquisitions or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) our ability to service and refinance our debt and operate our business because of our significant leverage; (12) increases in final capping, closure, post- closure, remediation and regulatory compliance costs could result in an increase in our operating costs; (13) we may be unable to obtain financial assurances, including if our bonds are downgraded; (14) the loss of services of any members of senior management may affect our operating abilities; (15) government regulations may increase the cost of doing business; (16) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (17) potential increases in commodity, insurance, oil and fuel prices may make it more expensive to operate our business; (18) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages; (19) risks associated with undisclosed liabilities of acquired businesses; (20) the effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities; (21) we may not be able to realize some or all anticipated net benefits associated with the best practice programs; (22) potential earnings volatility resulting from impairment of the Company's goodwill; (23) changes in internal controls resulting from compliance with the Sarbanes-Oxley Act of 2002 and any associated costs; (24) potential issues arising from changes in accounting estimates and judgments; (25) the outcome of legal or tax proceedings; (26) we may not realize expected benefits from market realization plan and business development plan; (27) our insurance may not be adequate to cover environmental liabilities; (28) new accounting rules may impact earnings; (29) price increases may not be adequate to offset the impact of inflation and business growth on our costs; and (30) the outcome of examination or administrative review by various federal and state taxing authorities.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Allied's Form 10-K for the year ended December 31, 2006. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Waste Industries, Inc.

March 9, 2007	By:	Peter S. Hathaway

Name: Peter S. Hathaway
Title: Executive Vice President and Chief Financial Officer